Exhibit 99.1

THUNDER MOUNTAIN GOLD, INC. 11770 W. President Dr., Ste. F Tel: (208) 658-1037 Boise, Idaho 83713

OTCQB:  THMG TSX-V:  THM

THUNDER MOUNTAIN GOLD EXTENDS TERMS OF OUTSTANDING WARRANTS

Vancouver, British Columbia and Boise, Idaho – May 12, 2016 - Thunder Mountain Gold, Inc. (the “Company” or “Thunder Mountain”) (TSX-V: THM; OTCQB: THMG) is pleased to announce today that the Company applied to the TSX Venture Exchange for an extension of the expiration date of five million (5,000,000) outstanding warrants for an additional 6 months, or until November 24, 2016.  The Warrants were due to expire on May 24, 2016.  The application also included discounting the strike price from $0.15 down to $0.10 during the same time period.

The Warrants were part of the Units sold during the Company`s Private Placement financing that closed on November 24, 2014, consisting of 10,000,000 units of the Company (“Unit”) at a price of $0.05 per Unit for gross proceeds of up to $460,000.  Each Unit consisted of one share of the Company’s common stock and one-half of one common share purchase warrant.  Each whole warrant entitled the holder to purchase one additional share of common stock of the Company at a price of $0.15 for a period of 18 months.

The Private Placement was executed on a private placement basis, exempt from prospectus and registration requirements of applicable securities laws.  The securities described herein have not been, and will not be, registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or any state securities laws, and accordingly, may not be offered or sold within the United States or to “U.S. persons”, as such term is defined in Regulation S promulgated under the U.S. Securities Act, except in compliance with the registration requirements of the U.S. Securities Act and applicable state securities laws, or pursuant to exemptions therefrom. The securities issued in this Private Placement will be “restricted securities” under the U.S. Securities Act.

This news release does not constitute an offer to sell, or the solicitation of an offer to buy, nor are there any sale of these securities in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Thunder Mountain Gold, Inc.:

Thunder Mountain Gold is a U.S. based mining company founded in 1935, owns interests in two U.S. precious and base metals projects. The Company’s principal asset is The South Mountain Project, located on private and patented land in southern Idaho, just north of the Nevada border, and their Trout Creek Project – a grass roots gold project in the Eureka-Battle Mountain trend of north central Nevada, currently under Joint Exploration Agreement with Newmont USA Limited. For more information on Thunder Mountain, please visit the Company’s website www.Thundermountaingold.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the beliefs of management and reflect the Company's current expectations. The forward-looking statements in this press release include statements with respect to the terms and use of proceeds of the Private Placement, the ability of the Company to complete the Private Placement and the impact of the Private Placement on the Company.  Generally, forward-looking statements can be identified by the use of forward-looking terminology such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes” or variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative connotation thereof.  The forward-looking statements are based on certain assumptions, which could change materially in the future, including the assumption that the Private Placement will be completed. By their nature, forward-looking information involves known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Such factors include the risk of completion of the Private Placement and uncertainties affecting the expected use of proceeds. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, investors should not place undue reliance on forward-looking information. Forward-looking information is provided as of the date of this press release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required in accordance with applicable laws.

Cautionary Note to Investors

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Thunder Mountain Gold, Inc.

Eric T. Jones

Jim Collord

President and Chief Executive Officer

Chief Operating Officer

eric@thundermountaingold.com

jim@thundermountaingold.com

Tel: (208) 658-1037

Tel: (208) 658-1037